Exhibit 10.7

ABAXIS, INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the Abaxis, Inc. 2005 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) Share of Abaxis, Inc., as follows:

Participant:	________________

Date of Grant:	________________

Number of Restricted Stock Units:	________________, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:
For each Restricted Stock Unit and any Dividend Equivalent Unit received, except as set forth below or as otherwise provided by the Restricted Stock Units Agreement, the first business day in which the Participant is permitted to trade the securities to be acquired upon settlement of this Award pursuant to the Abaxis, Inc. Insider Trading Policy that occurs on or after the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.  Notwithstanding the above, the Settlement Date for Vested Units shall be no later than 2 1/2 months after the later of (i) the end of the calendar year in which the Vesting Date occurs; or (ii) the end of the Company’s tax year in which the Vesting Date occurs.

Vested Units:
Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the relevant date, the number of Vested Units shall be determined as follows:

Time Based Vesting

Vesting Date	No. Units Vesting
One year anniversary of Date of Grant	__% of Units
Two year anniversary of Date of Grant	__% of Units
Three year anniversary of Date of Grant	__% of Units
Four year anniversary of Date of Grant	__% of Units

By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, both of which are attached to and made a part of this document.  The Participant acknowledges receipt of copies of the Plan, the Restricted Stock Units Agreement and the Plan Prospectus and represents that the Participant has read and is familiar with their provisions.  The Participant hereby accepts the Award subject to all of the terms and conditions of this Notice, the Restricted Stock Units Agreement and the Plan.

ABAXIS, INC.	PARTICIPANT

By:
Signature
Its:
Date
Address:	3240 Whipple Road
	Union City, CA 94587	Address

ATTACHMENTS:	2005 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus